Exhibit 99.1

Media Contact:  Roy L. Morrow (216) 383-4893
Roy_Morrow@lincolnelectric.com

Lincoln Electric Reports Record 2012 Sales and EPS;
4Q Sales of $684.6 million; Full Year Sales of $2.9 billion;
4Q Operating income increase of 4.1%; Adjusted operating income increase of 10.2%;
4Q EPS of $0.74, $0.79 as adjusted; Full Year EPS of $3.06, $3.16 as adjusted

Fourth Quarter and Full Year 2012 Highlights
▪ Sales were $684.6 million in the Fourth Quarter 2012; Sales were $2.9 billion for the Full year 2012, an increase of 5.9% from 2011

▪     Operating income increased 4.1% to $85.7 million, or 12.5% of sales, from $82.4 million, or 11.9% of sales, in the Fourth Quarter 2011; Adjusted operating income increased 10.2% to $90.7 million, or 13.3% of sales

▪     Operating income increased 22.0% to $362.1 million, or 12.7% of sales, from $296.7 million, or 11.0% of sales, in the Full year 2011; Adjusted operating income increased 25.5% to $372.8 million, or 13.1% of sales

▪     Net income increased 7.5% to $62.1 million, or $0.74 per diluted share, from $57.7 million, or $0.68 per diluted share, in the Fourth Quarter 2011; Adjusted net income increased 14.2% to $65.9 million, or $0.79 per diluted share

▪     Net income increased 18.5% to $257.4 million, or $3.06 per diluted share, from $217.2 million, or $2.56 per diluted share, in the Full year 2011; Adjusted net income increased 25.0% to $265.8 million, or $3.16 per diluted share from $212.6 million, or $2.51 per diluted share

▪     Net cash provided by operating activities in the Fourth Quarter 2012 increased $21.0 million, or 33.3%, to $84.1 million; Net cash provided by operating activities in the Full year 2012 increased $134.0 million, or 69.2%, to $327.5 million

CLEVELAND, Ohio, U.S.A., February 15, 2013 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2012 net income of $62.1 million, or $0.74 per diluted share.  Adjusted net income was $65.9 million, or $0.79 per diluted share, compared to adjusted net income of $57.7 million, or $0.68 per diluted share, in the comparable 2011 period.

Sales were $684.6 million in the fourth quarter 2012 versus $694.5 million in the comparable 2011 period, a decrease of 1.4%.  Operating income for the fourth quarter increased $3.3 million to $85.7 million, or 12.5% of sales, from $82.4 million, or 11.9% of sales, in the comparable 2011 period.  The effective tax rate for the fourth quarter 2012 was 29.3% compared with 30.8% in the same period of 2011.

Sales for the twelve months ended December 31, 2012 were $2.9 billion versus $2.7 billion in 2011, an increase of 5.9%.  Operating income for the twelve months ended December 31, 2012 increased $65.4 million to $362.1 million, or 12.7% of sales, from $296.7 million, or 11.0% of sales, in 2011.

Net income for the twelve months ended December 31, 2012 was $257.4 million, or $3.06 per diluted share, compared with net income of $217.2 million, or $2.56 per diluted share, in 2011.  Adjusted net income was $265.8 million, or $3.16 per diluted share, compared to adjusted net income of $212.6 million, or $2.51 per diluted share, in 2011.  The effective tax rate for the twelve months ended December 31, 2012 was 30.4% compared with 28.0% in 2011.  The twelve months ended December 31, 2011 included a favorable $4.8 million tax adjustment for tax audit settlements.

“Our 2012 sales and earnings per share represent the highest in the Company's 118 year history," said John M. Stropki, Chairman of the Board.  “We are also pleased to report that we expanded margins, significantly increased return on invested capital and generated record cash flows.
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Lincoln Electric Reports Fourth Quarter 2012 Financial Results

“As we head into 2013, we continue to be cautious based on the uncertain global macroeconomic environment. We expect to see slower year-over-year overall growth in at least the first half of 2013; however, we remain very confident in our ability to execute our long-term strategic initiatives even in these challenging times."

Christopher L. Mapes, President and Chief Executive Officer added, “The goals set in our '2020 Vision' remain a priority, with our focus on achieving significant earnings growth and superior returns on invested capital. We continue to explore attractive acquisitions that will shape our product portfolio and grow our global reach, invest in new product development and expand our global commercial infrastructure.  Our continued attention to improvement in operating results and execution of our global growth strategies keep us well positioned to achieve our long-term goals.”

Net cash provided by operating activities increased $21.0 million to $84.1 million in the fourth quarter from $63.1 million for the comparable period in 2011.  Fourth quarter cash flows from operations were reduced by a $33.4 million deposit related to a Canadian income tax assessment.  During the quarter, the Company returned $51.5 million to shareholders through the payment of $30.6 million in dividends and the repurchase of $20.9 million, or 455,518 of the Company’s common shares, for treasury.  Dividends paid during the period included a December 28, 2012 dividend payment, which would normally have been paid in January 2013. The Company also invested $81.8 million in acquisitions and voluntarily contributed $10.1 million to its U.S. pension plans during the quarter.

Net cash provided by operating activities increased $134.0 million to $327.5 million in the twelve months ended December 31, 2012 from $193.5 million in 2011.  The 2012 cash flows from operations was reduced by a $89.4 million deposit related to a Canadian income tax assessment.  During the period, the Company repaid its $80.0 million senior unsecured note.  The Company also returned $154.1 million to shareholders through the payment of $73.1 million in dividends and the repurchase of $81.0 million, or 1,797,502 of the Company’s common shares, for treasury during the period.  The Company also invested $134.6 million in acquisitions and voluntarily contributed $63.4 million to its U.S. pension plans.

The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share, which was paid on December 28, 2012 to holders of record on December 17, 2012.

Financial results for the fourth quarter 2012 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

A conference call to discuss fourth quarter 2012 financial results is scheduled for today, Friday, February 15, 2013, at 10:00 a.m., Eastern Time.  An audio webcast of the call is accessible through the Company’s website at
http://www.lincolnelectric.com/InvestorWebcasts/.

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 45 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended December 31, 2012				Fav (Unfav) to Prior Year
	2012	% of Sales	2011	% of Sales	$	%
Net sales	$684,648	100.0%	$694,513	100.0%	$(9,865)	(1.4%)
Cost of goods sold	471,616	68.9%	500,170	72.0%	28,554	5.7%
Gross profit	213,032	31.1%	194,343	28.0%	18,689	9.6%
Selling, general & administrative expenses	122,290	17.9%	111,981	16.1%	(10,309)	(9.2%)
Rationalization and asset impairment charges (gains)	5,037	0.7%	—	—	(5,037)	(100.0%)
Operating income	85,705	12.5%	82,362	11.9%	3,343	4.1%
Interest income	1,340	0.2%	685	0.1%	655	95.6%
Equity earnings in affiliates	743	0.1%	1,352	0.2%	(609)	(45.0%)
Other income	670	0.1%	695	0.1%	(25)	(3.6%)
Interest expense	(853)	(0.1%)	(1,667)	(0.2%)	814	48.8%
Income before income taxes	87,605	12.8%	83,427	12.0%	4,178	5.0%
Income taxes	25,639	3.7%	25,736	3.7%	97	0.4%
Effective tax rate	29.3%		30.8%		1.5%
Net income including non-controlling interests	61,966	9.1%	57,691	8.3%	4,275	7.4%
Non-controlling interests in subsidiaries’ loss	(118)	—	(42)	—	(76)	(181.0%)
Net income	$62,084	9.1%	$57,733	8.3%	$4,351	7.5%

Basic earnings per share	$0.75		$0.69		$0.06	8.7%
Diluted earnings per share	$0.74		$0.68		$0.06	8.8%
Weighted average shares (basic)	82,651		83,384
Weighted average shares (diluted)	83,677		84,384
	Twelve months ended December 31,				Fav (Unfav) to Prior Year
	2012	% of Sales	2011	% of Sales	$	%
Net sales	$2,853,367	100.0%	$2,694,609	100.0%	$158,758	5.9%
Cost of goods sold	1,986,711	69.6%	1,957,872	72.7%	(28,839)	(1.5%)
Gross profit	866,656	30.4%	736,737	27.3%	129,919	17.6%
Selling, general & administrative expenses	495,221	17.4%	439,775	16.3%	(55,446)	(12.6%)
Rationalization and asset impairment charges (gains)	9,354	0.3%	282	—	(9,072)	(3,217.0%)
Operating income	362,081	12.7%	296,680	11.0%	65,401	22.0%
Interest income	3,988	0.1%	3,121	0.1%	867	27.8%
Equity earnings in affiliates	5,007	0.2%	5,385	0.2%	(378)	(7.0%)
Other income	2,685	0.1%	2,849	0.1%	(164)	(5.8%)
Interest expense	(4,191)	(0.1%)	(6,704)	(0.2%)	2,513	37.5%
Income before income taxes	369,570	13.0%	301,331	11.2%	68,239	22.6%
Income taxes	112,354	3.9%	84,318	3.1%	(28,036)	(33.3%)
Effective tax rate	30.4%		28.0%		(2.4%)
Net income including non-controlling interests	257,216	9.0%	217,013	8.1%	40,203	18.5%
Non-controlling interests in subsidiaries’ loss	(195)	—	(173)	—	(22)	(12.7%)
Net income	$257,411	9.0%	$217,186	8.1%	$40,225	18.5%

Basic earnings per share	$3.10		$2.60		$0.50	19.2%
Diluted earnings per share	$3.06		$2.56		$0.50	19.5%
Weighted average shares (basic)	83,087		83,681
Weighted average shares (diluted)	84,175		84,708

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Operating income as reported	$85,705	$82,362	$362,081	$296,680
Special items (pre-tax):
Rationalization and asset impairment charges (gains) (1)	5,037	—	9,354	282
Venezuelan statutory severance obligation (2)	—	—	1,381	—
Adjusted operating income (4)	$90,742	$82,362	$372,816	$296,962

Net income as reported	$62,084	$57,733	$257,411	$217,186
Special items (after-tax):
Rationalization and asset impairment charges (gains) (1)	3,823	—	7,442	237
Venezuelan statutory severance obligation (2)	—	—	906	—
Adjustment for tax audit settlements (3)	—	—	—	(4,844)
Adjusted net income (4)	$65,907	$57,733	$265,759	$212,579

Diluted earnings per share as reported	$0.74	$0.68	$3.06	$2.56
Special items	0.05	—	0.10	(0.05)
Adjusted diluted earnings per share (4)	$0.79	$0.68	$3.16	$2.51

Weighted average shares (diluted)	83,677	84,384	84,175	84,708

(1)
The three and twelve months ended December 31, 2012 include net charges associated with severance, impairment and other costs from the consolidation of manufacturing operations initiated in 2012 partially offset by gains related to the sale of assets at rationalized operations.  The twelve months ended December 31, 2011 includes charges associated with severance and other costs from the consolidation of manufacturing operations initiated in 2009 partially offset by gains related to the sale of assets at rationalized operations.

(2)	Represents an unfavorable adjustment due to a change in Venezuelan labor law which provides for increased employee severance obligations.

(3)	Represents a favorable adjustment for tax audit settlements.

(4)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2012	December 31, 2011
Cash and cash equivalents	$286,464	$361,101
Total current assets	1,132,816	1,219,270
Property, plant and equipment, net	486,236	470,451
Total assets	2,089,863	1,976,776
Total current liabilities	440,267	471,042
Short-term debt (1)	18,676	101,418
Long-term debt	1,599	1,960
Total equity	1,358,321	1,193,242

Net Operating Working Capital	December 31, 2012	December 31, 2011
Accounts receivable	$360,662	$386,197
Inventory	364,890	373,238
Trade accounts payable	209,647	176,312
Net operating working capital	$515,905	$583,123

Net operating working capital to net sales (2)	18.8%	21.0%

Invested Capital	December 31, 2012	December 31, 2011
Short-term debt (1)	$18,676	$101,418
Long-term debt	1,599	1,960
Total debt	20,275	103,378
Total equity	1,358,321	1,193,242
Invested capital	$1,378,596	$1,296,620

Total debt / invested capital	1.5%	8.0%
Return on invested capital (3)	18.7%	16.9%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended December 31,
	2012	2011
OPERATING ACTIVITIES:
Net income	$62,084	$57,733
Non-controlling interests in subsidiaries’ loss	(118)	(42)
Net income including non-controlling interests	61,966	57,691
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	1,383	—
Depreciation and amortization	17,114	14,962
Equity loss (earnings) in affiliates, net	1,609	(655)
Other non-cash items, net	11,423	16,508
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	44,009	4,769
Decrease in inventories	35,118	47,048
Increase (decrease) in trade accounts payable	17,292	(26,316)
Net change in other current assets and liabilities	(61,032)	(49,103)
Decrease in accrued pensions	(10,729)	(1,286)
Net change in other long-term assets and liabilities	(34,010)	(478)
NET CASH PROVIDED BY OPERATING ACTIVITIES	84,143	63,140

INVESTING ACTIVITIES:
Capital expenditures	(13,408)	(15,063)
Acquisition of businesses, net of cash acquired	(81,751)	(3,889)
Proceeds from sale of property, plant and equipment	849	243
NET CASH USED BY INVESTING ACTIVITIES	(94,310)	(18,709)

FINANCING ACTIVITIES:
Net change in borrowings	(1,302)	10,827
Proceeds from exercise of stock options	6,081	4,140
Tax benefit from exercise of stock options	2,225	589
Purchase of shares for treasury	(20,863)	(9,367)
Cash dividends paid to shareholders	(30,602)	(12,934)
Other financing activities	—	3,346
NET CASH USED BY FINANCING ACTIVITIES	(44,461)	(3,399)

Effect of exchange rate changes on Cash and cash equivalents	417	(1,391)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(54,211)	39,641
Cash and cash equivalents at beginning of period	340,675	321,460
Cash and cash equivalents at end of period	$286,464	$361,101

Cash dividends paid per share	$0.37	$0.155

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Twelve months ended December 31,
	2012	2011
OPERATING ACTIVITIES:
Net income	$257,411	$217,186
Non-controlling interests in subsidiaries’ loss	(195)	(173)
Net income including non-controlling interests	257,216	217,013
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	1,740	23
Depreciation and amortization	65,334	62,051
Equity loss (earnings) in affiliates, net	160	(1,971)
Other non-cash items, net	40,582	44,564
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	57,759	(67,518)
Decrease (increase) in inventories	28,286	(51,679)
Increase in trade accounts payable	16,110	8,672
Net change in other current assets and liabilities	12,381	17,981
Decrease in accrued pensions	(65,201)	(31,776)
Net change in other long-term assets and liabilities	(86,883)	(3,842)
NET CASH PROVIDED BY OPERATING ACTIVITIES	327,484	193,518

INVESTING ACTIVITIES:
Capital expenditures	(52,715)	(65,813)
Acquisition of businesses, net of cash acquired	(134,602)	(66,229)
Proceeds from sale of property, plant and equipment	1,387	1,246
Other investing activities	(1,541)	—
NET CASH USED BY INVESTING ACTIVITIES	(187,471)	(130,796)

FINANCING ACTIVITIES:
Net change in borrowings	(89,303)	7,949
Proceeds from exercise of stock options	18,776	11,351
Tax benefit from exercise of stock options	7,819	2,916
Purchase of shares for treasury	(81,018)	(36,997)
Cash dividends paid to shareholders	(73,112)	(51,935)
Other financing activities	—	3,346
NET CASH USED BY FINANCING ACTIVITIES	(216,838)	(63,370)

Effect of exchange rate changes on Cash and cash equivalents	2,188	(4,444)
DECREASE IN CASH AND CASH EQUIVALENTS	(74,637)	(5,092)
Cash and cash equivalents at beginning of period	361,101	366,193
Cash and cash equivalents at end of period	$286,464	$361,101

Cash dividends paid per share	$0.88	$0.62

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended December 31, 2012
Net sales	$392,939	$107,507	$70,223	$39,931	$74,048	$—	$684,648
Inter-segment sales	29,676	3,870	3,188	—	1,944	(38,678)	—
Total	$422,615	$111,377	$73,411	$39,931	$75,992	$(38,678)	$684,648
EBIT (1)	$75,925	$3,914	$(5,090)	$4,829	$5,544	$1,996	$87,118
As a percent of total sales	18.0%	3.5%	(6.9%)	12.1%	7.3%		12.7%
Special items charge (gain) (2)	$273	$1,068	$3,696	$—	$—	$—	$5,037
EBIT, as adjusted (4)	$76,198	$4,982	$(1,394)	$4,829	$5,544	$1,996	$92,155
As a percent of total sales	18.0%	4.5%	(1.9%)	12.1%	7.3%		13.5%
Three months ended December 31, 2011
Net sales	$361,905	$126,942	$88,204	$40,673	$76,789	$—	$694,513
Inter-segment sales	30,895	4,047	4,893	120	1,761	(41,716)	—
Total	$392,800	$130,989	$93,097	$40,793	$78,550	$(41,716)	$694,513
EBIT (1)	$69,732	$8,904	$(652)	$3,295	$4,401	$(1,271)	$84,409
As a percent of total sales	17.8%	6.8%	(0.7%)	8.1%	5.6%		12.2%
Special items charge (gain)	$—	$—	$—	$—	$—	$—	$—
EBIT, as adjusted (4)	$69,732	$8,904	$(652)	$3,295	$4,401	$(1,271)	$84,409
As a percent of total sales	17.8%	6.8%	(0.7%)	8.1%	5.6%		12.2%
Twelve months ended December 31, 2012
Net sales	$1,580,818	$452,227	$324,482	$161,483	$334,357	$—	$2,853,367
Inter-segment sales	131,062	16,048	14,829	38	8,549	(170,526)	—
Total	$1,711,880	$468,275	$339,311	$161,521	$342,906	$(170,526)	$2,853,367
EBIT (1)	$292,243	$33,765	$2,254	$16,920	$29,477	$(4,886)	$369,773
As a percent of total sales	17.1%	7.2%	0.7%	10.5%	8.6%		13.0%
Special items charge (gain) (2)	$827	$3,534	$4,993	$1,381	$—	$—	$10,735
EBIT, as adjusted (4)	$293,070	$37,299	$7,247	$18,301	$29,477	$(4,886)	$380,508
As a percent of total sales	17.1%	8.0%	2.1%	11.3%	8.6%		13.3%
Twelve months ended December 31, 2011
Net sales	$1,309,499	$508,692	$376,276	$156,684	$343,458	$—	$2,694,609
Inter-segment sales	136,314	17,422	15,614	494	8,496	(178,340)	—
Total	$1,445,813	$526,114	$391,890	$157,178	$351,954	$(178,340)	$2,694,609
EBIT (1)	$227,924	$35,779	$2,739	$12,895	$25,151	$426	$304,914
As a percent of total sales	15.8%	6.8%	0.7%	8.2%	7.1%		11.3%
Special items charge (gain) (3)	$—	$392	$(110)	$—	$—	$—	$282
EBIT, as adjusted (4)	$227,924	$36,171	$2,629	$12,895	$25,151	$426	$305,196
As a percent of total sales	15.8%	6.9%	0.7%	8.2%	7.1%		11.3%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)
Special items in the three and twelve month periods ended December 31, 2012 include rationalization and asset impairment charges (gains).  Special items in the twelve months ended December 31, 2012 also include an unfavorable adjustment due to a change in Venezuelan labor law which provides for increased employee severance obligations.

(3)	Special items include rationalization and asset impairment charges (gains).

(4)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2011	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2012
Operating Segments
North America Welding	$361,905	$(2,722)	$26,469	$6,072	$1,215	$392,939
Europe Welding	126,942	(15,952)	—	(2,252)	(1,231)	107,507
Asia Pacific Welding	88,204	(18,138)	—	(429)	586	70,223
South America Welding	40,673	(1,700)	—	2,894	(1,936)	39,931
The Harris Products Group	76,789	(2,058)	—	704	(1,387)	74,048
Consolidated	$694,513	$(40,570)	$26,469	$6,989	$(2,753)	$684,648
% Change
North America Welding		(0.8%)	7.3%	1.7%	0.3%	8.6%
Europe Welding		(12.6%)	—	(1.8%)	(1.0%)	(15.3%)
Asia Pacific Welding		(20.6%)	—	(0.5%)	0.7%	(20.4%)
South America Welding		(4.2%)	—	7.1%	(4.8%)	(1.8%)
The Harris Products Group		(2.7%)	—	0.9%	(1.8%)	(3.6%)
Consolidated		(5.8%)	3.8%	1.0%	(0.4%)	(1.4%)

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2011	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2012
Operating Segments
North America Welding	$1,309,499	$112,898	$124,830	$37,124	$(3,533)	$1,580,818
Europe Welding	508,692	(36,199)	8,322	4,874	(33,462)	452,227
Asia Pacific Welding	376,276	(54,289)	—	1,646	849	324,482
South America Welding	156,684	(1,284)	—	15,584	(9,501)	161,483
The Harris Products Group	343,458	13,683	—	(13,427)	(9,357)	334,357
Consolidated	$2,694,609	$34,809	$133,152	$45,801	$(55,004)	$2,853,367
% Change
North America Welding		8.6%	9.5%	2.8%	(0.3%)	20.7%
Europe Welding		(7.1%)	1.6%	1.0%	(6.6%)	(11.1%)
Asia Pacific Welding		(14.4%)	—	0.4%	0.2%	(13.8%)
South America Welding		(0.8%)	—	9.9%	(6.1%)	3.1%
The Harris Products Group		4.0%	—	(3.9%)	(2.7%)	(2.6%)
Consolidated		1.3%	4.9%	1.7%	(2.0%)	5.9%